EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Schedule 13D (including any and all amendments thereto) with respect to the common stock of The Standard Register Company, and further agree that this Joint Filing Agreement shall be included as an exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness or accuracy of the information concerning any other filing party, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

In evidence thereof the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of August 8, 2013.

THE LAST WILL AND TESTAMENT OF JOHN Q. SHERMAN FBO WILLIAM PATRICK SHERMAN

By:  /s/ Roy W. Begley, Jr.
Name:  Roy W. Begley, Jr.
Title:    Co-TTEE

THE LAST WILL AND TESTAMENT OF JOHN Q. SHERMAN FBO MARY CATHERINE SHERMAN NEWSHAWG

By:  /s/ Roy W. Begley, Jr.
Name:  Roy W. Begley, Jr.
Title:    Co-TTEE

THE LAST WILL AND TESTAMENT OF JOHN Q. SHERMAN FBO JAMES LOUIS SHERMAN

By:  /s/ Roy W. Begley, Jr.
Name:  Roy W. Begley, Jr.
Title:    Co-TTEE

THE LAST WILL AND TESTAMENT OF JOHN Q. SHERMAN FBO HELEN LOUISE SHERMAN

By:  /s/ Roy W. Begley, Jr.
Name:  Roy W. Begley, Jr.
Title:    Co-TTEE

THE LAST WILL AND TESTAMENT OF JOHN Q. SHERMAN FBO CHARLES FRANCIS SHERMAN

By:  /s/ Roy W. Begley, Jr.
Name:  Roy W. Begley, Jr.
Title:    Co-TTEE

THE LAST WILL AND TESTAMENT OF JOHN Q. SHERMAN FBO PATRICIA LUCILLE SHERMAN BEGLEY

By:  /s/ Roy W. Begley, Jr.
Name:  Roy W. Begley, Jr.
Title:    Co-TTEE

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